 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 28, 2018

  COMMAND CENTER, INC.

 (Exact name of registrant as specified in its charter)

Washington	000-53088	91-2079472
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3609 S. Wadsworth Blvd., Suite 250 Lakewood, CO	80235
(Address of principal executive offices)	(Zip Code)

(866) 464-5844

 (Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Our Board of Directors appointed Richard K. Coleman, Jr. as our new President and Chief Executive Officer and Director effective April 1, 2018. Richard K. Coleman, Jr., 61, has deep experience serving in senior executive positions and on various public company boards, and has gained extensive expertise in business development and operations. He is currently Chairman of Hudson Global Inc., a global talent solutions company, and has been a director of Hudson since May 2014. He was the Principal Executive Officer of Crossroads Systems, Inc., a global provider of data archive solutions, from August 2017 to March 2018, and previously served as the company’s President and CEO from May 2013 to July 2017. He is also the founder and President of Rocky Mountain Venture Services, a firm that helps companies plan and launch new business ventures and restructuring initiatives.

Mr. Coleman has served in a variety of senior operational roles, including CEO of Vroom Technologies Inc., Chief Operating Officer of MetroNet Communications, and President of US West Long Distance. He also has held significant officer-level positions with Frontier Communications, Centex Telemanagement, and Sprint Communications. He formerly served as a director of Ciber, Inc. from April 2014 to December 2017, a leading global information technology company; Crossroads Systems, Inc. from April 2013 to July 2017, a global provider of data archive solutions; NTS, Inc. from December 2012 to June 2014, a broadband services and telecommunications company; Aetrium Incorporated from January 2013 to April 2014, a recognized world leader in the global semiconductor industry; and On Track Innovations Ltd. From December 2012 to April 2014, one of the pioneers of cashless payment technology.

Mr. Coleman has served as an Adjunct Professor of Leadership and Management for Regis University, and is a guest lecturer on leadership and ethics for Denver University. Mr. Coleman holds a Master of Business Administration Degree from Golden Gate University and is a graduate of the United States Air Force Communications System Officer School. He holds a Bachelor of Science Degree from the United States Air Force Academy and has also completed leadership, technology, and marketing programs at Kansas University, UCLA, and Harvard Business School.

Effective April 1, 2018, we entered into an employment agreement with Mr. Coleman. The employment agreement terminates March 31, 2019, unless terminated earlier. Mr. Coleman will receive an annual base salary of $325,000. He is eligible for a performance bonus of up to $100,000 as follows: $50,000 for completion of our annual meeting of stockholders in 2018, $25,000 for uplisting our common stock on Nasdaq, $10,000 upon filing of our annual report for fiscal year 2017 within the regular or extended filing period, $10,000 for proactive shareholder outreach to our top 15 shareholders within the first six months of his employment, and $5,000 for completing a shareholder letter within the first six months of his employment. Further, Mr. Coleman is eligible for a performance bonus in the event of a sale of Command Center in the amount of the greater of $200,000 or one-half percent of the amount paid for the equity of our Company at the closing of a sale transaction. Mr. Coleman is also eligible for a performance bonus relating to Command Center’s earnings shared by the entire executive team of in an amount of 15% of our 2018 adjusted EBITDA exceeding $3 million. Of the total team bonus amount determined by the Compensation Committee, Mr. Coleman will receive a share of 50%. The sale performance bonus will be offset by any bonus payment relating to the adjusted EBITDA.

On April 1, 2018, Mr. Coleman will receive 100,000 incentive stock options to purchase up to 100,000 shares of common stock pursuant to our equity incentive plan. The exercise price of the options will be calculated using the fair market value of the common stock at the close of the market on the grant date. Of the 100,000 options awarded, 25,000 options vest immediately on the grant date and the remainder of the options will vest monthly over three years following the grant date. The options expire on the tenth anniversary of the grant date or sooner pursuant to the terms of our equity incentive plan.

We can terminate the employment agreement at any time for cause or without cause subject to 60 days’ notice. If the employment is terminated for cause or due to death or disability, we will pay to Mr. Coleman or his estate any unpaid base salary, accrued and unpaid performance bonuses, reimbursable expenses, and continue health care benefits at his expense, and in case of death or disability, the benefits provided by any applicable plan. Any unvested option and other equity awards will be forfeited, and vested equity awards will remain exercisable for 12 months. If the employment is terminated without cause, we will pay Mr. Coleman any unpaid base salary, accrued and unpaid performance bonuses, reimbursable expenses, health care benefits at his expense, as well as the greater of unpaid base salary remaining in the employment term or 60 days, full performance bonus for a sale of Command Center if such sale occurs during the employment term or within six months thereafter, and a pro-rated performance bonus related to adjusted EBITDA. Additionally, all unvested options and equity awards will vest and remain exercisable for 12 months. If the employment terminates due to non-renewal of his agreement, we will pay Mr. Coleman any unpaid base salary, accrued and unpaid performance bonuses, reimbursable expenses, health care benefits at his expense, a full performance bonus for a sale of Command Center if such sale occurs during the employment term or within six months thereafter, and a pro-rated performance bonus related to adjusted EBITDA. Any unvested options and other equity awards will be forfeited, and vested equity awards will remain exercisable for 12 months.

The foregoing description of the employment agreement is not complete and is qualified in its entirety by reference to the full text of the employment agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The Employment Agreement between Command Center, Inc. and Richard K. Coleman Jr. is provided as Exhibit 10.1 to this Current Report on Form 8-K and is attached hereto.

The Company’s press release dated April 2, 2018, announcing the appointment of Richard K. Coleman as Chief Executive Officer is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is attached hereto.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

(c)
Exhibits

10.1
Employment Agreement between the Company and Richard K. Coleman

99.1
Press Release issued by the Company on April 2, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Command Center, Inc.
(Registrant)

Date: April 2, 2018	/s/ Brendan Simaytis
Name: Brendan Simaytis
Title: Secretary